As filed with the Securities and Exchange Commission on December 4, 2009.

Registration No. 033-49624

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1589611 (I.R.S. Employer Identification Number)

5600 Cox Road, Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip Code)

__________________

LANDAMERICA FINANCIAL GROUP INC.

1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(Full title of the plan)

G. William Evans

Executive Vice President and Chief Financial Officer

LandAmerica Financial Group, Inc.

5600 Cox Road

Glen Allen, Virginia 23060

(Name and address of agent for service)

(804) 267-8000

(Telephone number, including area code, of agent for service)

___________

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is filed by LandAmerica Financial Group, Inc. (the “Company”), and amends the registration statement filed on Form S-8 (File No. 033-49624) with the Securities and Exchange Commission (the “Registration Statement”) registering securities of the Company issuable under the Company’s 1992 Stock Option Plan for Non-Employee Directors.

On November 26, 2008, the Company and LandAmerica 1031 Exchange Services, Inc. (“LES” and, together with the Company and certain other debtor-affiliates, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”).  As previously disclosed, on November 23, 2009, the Bankruptcy Court entered an order confirming the Debtors’ amended joint plan of liquidation dated November 16, 2009 (as amended, the “Plan”). As contemplated by the Plan, the existing securities of the Company will be cancelled on the Effective Date (as such term is defined in the Plan), including any grants and awards under the Company’s 1992 Stock Option Plan for Non-Employee Directors, and will not receive any distributions. Consequently, the Company is filing this Post-Effective Amendment in anticipation of the Effective Date.

Through the filing of this Post-Effective Amendment, the Company hereby deregisters any and all remaining unissued securities covered by the Registration Statement with such deregistration to be effective immediately upon the filing of this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Post-Effective Amendment No. 1 to the Registration Statement:

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Henrico, Commonwealth of Virginia, on December 4, 2009.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ G. William Evans
G. William Evans Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Restructuring Officer	December 4, 2009
Jonathan A. Mitchell	(Principal Executive Officer)
*	Executive Vice President and	December 4, 2009
G. William Evans	Chief Financial Officer (Principal Financial and Accounting Officer)
*	Director	December 4, 2009
John P. McCann
*	Director	December 4, 2009
Robert T. Skunda
*	Director, Chairman	December 4, 2009
Thomas G. Snead, Jr.
Director
Marshall B. Wishnack

*

G. William Evans, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as Exhibit 24 to this Post-Effective Amendment No. 1 to the Registration Statement.

December 4, 2009	/s/ G. William Evans
G. William Evans Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

24	Powers of Attorney.